ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2019 Fourth Quarter and Full Year 2019 Results

Fourth Quarter Revenue Increased 12.1% to $75.3 Million

Fourth Quarter Diluted Earnings Per Share Increased 41.7% to $0.68

2019 Year-End Cash and Cash Equivalents Increased 52.5% to $15.5 Million

NELSONVILLE, Ohio, February 25, 2020 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Sales and Income

Fourth quarter net sales increased 12.1% to $75.3 million versus net sales of $67.2 million in the fourth quarter of 2018. Fourth quarter net income increased 41.0% to $5.1 million, or $0.68 per diluted share, compared to $3.6 million, or $0.48 per diluted share in the year ago period.

Fiscal Year 2019 Sales and Income

For fiscal year 2019, net sales increased 7.0% to $270.4 million versus net sales of $252.7 million in fiscal year 2018. Net income increased 20.0% to $17.5 million, or $2.35 per diluted share, for fiscal year 2019, compared with a net income of $14.6 million, or $1.95 per diluted share, for fiscal 2018. Adjusted net income for fiscal 2019 was $16.9 million, or $2.27 per diluted share, compared to an adjusted net income of $14.0 million, or $1.88 per diluted share in 2018. (See below for a reconciliation of GAAP financial measures to non-GAAP financial measures).

“Our fourth quarter performance represents a fantastic finish to a record year of profitability for Rocky Brands, Inc.,” said Jason Brooks, President and Chief Executive Officer. “Throughout 2019, we successfully executed our key initiatives, fueling strong momentum in our Rocky, Georgia Boot and Durango brands and robust growth of our retail segment.  Our recent results highlight our progress as fourth quarter retail sales increased 26% driven by both our Lehigh CustomFit safety shoe program and direct-to-consumer ecommerce channels, while wholesale sales improved 7% led by strong gains in our work, western and commercial military categories.  The significant improvement in earnings for both the fourth quarter and full year underscores our continued progress enhancing gross margins through segment mix, increased manufacturing efficiencies and improved full priced selling, which has allowed us to make additional investments in people, resources and marketing programs to support sustained top-line growth. We feel good about the strategic direction the Company is headed and we are confident in our ability to continue generating increased value for our shareholders over the long-term.”

Fourth Quarter and Full Year Review

Wholesale sales for the fourth quarter increased 7.3% to $49.3 million compared to $45.9 million for the same period in 2018. Retail sales for the fourth quarter increased 26.0% to $20.8 million compared to $16.5 million for the same period last year. Military segment sales for the fourth quarter increased 10.4% to $5.3 million compared to $4.8 million in the fourth quarter of 2018.

Gross margin in the fourth quarter of 2019 increased 17.1% to $28.3 million, or 37.5% of sales, compared to $24.1 million, or 35.9% of sales, for the same period last year. The 160 basis point increase was driven by a higher percentage of retail sales, which carry higher gross margins than wholesale and military sales, and higher wholesale, retail and military segment margins versus the same period last year.

Operating expenses were $21.6 million, or 28.7% of net sales, for the fourth quarter of 2019 compared to $19.3 million, or 28.7% of net sales, a year ago.

Income from operations for the fourth quarter of 2019 increased 37.2% to $6.7 million, or 8.8% of net sales compared to $4.9 million for the same period a year ago, or 7.2% of net sales.

For 2019, wholesale sales increased 3.7% to $179.5 million compared to $173.1 million for 2018. Retail sales increased 21.8% to $64.8 million compared to $53.2 million for the same period last year. Military segment sales declined 1.1% to $26.1 million compared to $26.4 million in 2018.

Gross margin for 2019 increased 12.2% to $97.7 million, or 36.1% of sales, compared to $87.0 million, or 34.4% of sales, for the same period last year. The 170 basis point increase was driven by a higher percentage of retail sales, which carry higher gross margins than wholesale and military sales, and higher wholesale, retail and military segment margins versus the same period last year.

Operating expenses were $75.6 million, or 28.0% of net sales, for 2019 compared to $69.0 million, or 27.3% of net sales, a year ago.

Income from operations for 2019 increased to $22.1 million, or 8.2% of net sales compared to $18.1 million for the same period a year ago, or 7.1% of net sales.

Balance Sheet Review

Cash and cash equivalents increased $5.3 million or 52.5% to $15.5 million at December 31, 2019 compared to $10.2 million on the same date a year ago.

Inventory at December 31, 2019 increased 5.4% to $76.7 million compared to $72.8 million on the same date a year ago.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP adjusted gross margin,” “non-GAAP adjusted operating expenses,” “non-GAAP adjusted other- net,” “non-GAAP adjusted net income,” and “non-GAAP adjusted net income per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Conference Call Information

The Company’s conference call to review fourth quarter 2019 results will be broadcast live over the internet today, Tuesday, February 25, 2020 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the Company’s ability to continue generating increased value for shareholders over the long-term (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018 (filed March 13, 2019) and quarterly reports on Form 10-Q for the quarters ended March 31, 2019 (filed May 9, 2019), June 30, 2019 (filed August 8, 2019) and September 30, 2019 (filed November 5, 2019). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,	December 31,
	2019	2018
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$15,518	$10,173
Trade receivables, net	45,585	43,337
Contract receivables	4,746	2,602
Other receivables	366	331
Inventories – net	76,731	72,822
Income tax receivable	150	30
Prepaid expenses	3,030	1,890
Total current assets	146,126	131,185
LEASED ASSETS	1,743	-
PROPERTY, PLANT & EQUIPMENT – net	27,423	23,057
IDENTIFIED INTANGIBLES – net	30,240	30,273
OTHER ASSETS	294	148
TOTAL ASSETS	$205,826	$184,663

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$15,776	$13,543
Contract liabilities	4,746	2,602
Accrued expenses:
Salaries and wages	3,044	3,339
Taxes - other	967	556
Accrued freight	867	668
Commissions	608	560
Accrued duty	3,824	2,334
Other	1,702	1,416
Total current liabilities	31,534	25,018
LONG-TERM TAXES PAYABLE	169	169
LONG-TERM LEASE	1,158	-
DEFERRED INCOME TAXES	8,108	7,780
DEFERRED LIABILITIES	201	121
TOTAL LIABILITIES	41,170	33,088
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2019 - 7,354,970; December 31, 2018 - 7,368,494	67,993	68,387
Retained earnings	96,663	83,188
Total shareholders' equity	164,656	151,575
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$205,826	$184,663

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
NET SALES	$75,341	$67,186	$270,408	$252,694
COST OF GOODS SOLD	47,089	43,054	172,723	165,665
GROSS MARGIN	28,252	24,132	97,685	87,029

OPERATING EXPENSES	21,596	19,281	75,600	68,968

INCOME FROM OPERATIONS	6,656	4,851	22,085	18,061

OTHER INCOME (EXPENSES)	(13)	(15)	146	(162)

INCOME BEFORE INCOME TAXES	6,643	4,836	22,231	17,899

INCOME TAX EXPENSE	1,557	1,229	4,769	3,346

NET INCOME	$5,086	$3,607	$17,462	$14,553

INCOME PER SHARE
Basic	$0.69	$0.49	$2.36	$1.96
Diluted	$0.68	$0.48	$2.35	$1.95
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,372	7,414	7,387	7,412
Diluted	7,426	7,467	7,439	7,462

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gross Margin
Gross margin, as reported	$28,252	$24,132	$97,685	$87,029
Less: Hurricane related expense reimbursement *	-	-	(725)	-
Adjusted gross margin	$28,252	$24,132	$96,960	$87,029

Operating Expenses	$21,596	$19,281	$75,600	$68,968

INCOME FROM OPERATIONS, ADJUSTED	$6,656	$4,851	$21,360	$18,061

Net Income
Net income, as reported	$5,086	$3,607	$17,462	$14,553
Less: Transition Tax Adjustment **	-	-	-	(561)
Less: Hurricane related expense reimbursement, after tax	-	-	(579)	-
Adjusted net income	$5,086	$3,607	$16,883	$13,992

Net income per share, as reported
Basic	$0.69	$0.49	$2.36	$1.96
Diluted	$0.68	$0.48	$2.35	$1.95

Adjusted net income per share
Basic	$0.69	$0.49	$2.29	$1.89
Diluted	$0.68	$0.48	$2.27	$1.88

Weighted average shares outstanding
Basic	7,372	7,414	7,387	7,412
Diluted	7,426	7,467	7,439	7,462

*  Adjustment related to reimbursements of expenses associated with the temporary closure of our Puerto Rican manufacturing facility as a result of Hurricane Maria in 2017

** Adjustment related to the one-time transition tax on the deemed repatriation of undistributed foreign earnings as a result of further analysis of the provisions of the Tax Cuts and Jobs Act.